EXHIBIT 3
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               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


         This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of June 21, 2004 (THIS "AGREEMENT"), among Evergreen Solar, Inc., a Delaware corporation (the "COMPANY"), Perseus 2000, L.L.C. ("PERSEUS"), Nth Power Technologies Fund II, LP ("NTH POWER II"), Nth Power Technologies Fund II-A, LP ("NTH POWER II-A" and together with Nth Power II, "NTH POWER"), RockPort Capital Partners, L.P. ("ROCKPORT"), RP Co-Investment Fund I, L.P. ("RP CO-INVESTMENT"), Dr. Robert W. Shaw ("Shaw"), Caisse de depot et placement du Quebec ("CDP"), CDP Capital - Technology Ventures U.S. Fund 2002 L.P. ("CDP CAPITAL"), Beacon Power Corporation ("BEACON"), Massachusetts Technology Park Corporation ("MTPC"), Merrill Lynch New Energy Technology plc ("MERRILL LYNCH NEW ENERGY FUND"), MLIIF New Energy Fund ("MLIIF"), SAM Private Equity Energy Fund LP ("SAM ENERGY FUND") and SAM Sustainability Private Equity LP ("SAM PRIVATE EQUITY" and together with Perseus, Nth Power, Rockport, RP Co-Investment, Shaw, CDP, CDP Capital, Beacon, MTPC, Merrill Lynch New Energy Fund, MLIIF, and SAM Energy Fund the "Investors"). Unless otherwise provided in this Agreement, capitalized terms used herein have the respective meanings given to them in Section 1.1 hereof.

         WHEREAS, the Company and the Investors are parties to that certain Registration Rights Agreement dated as of May 15, 2003 (the "EXISTING REGISTRATION RIGHTS AGREEMENT") and the parties thereto desire to amend and restate such Existing Registration Rights Agreement in its entirety;

         WHEREAS, pursuant to the Stock and Warrant Purchase Agreement, dated March 21, 2003 (the "PURCHASE AGREEMENT"), among the Company and the Investors, the Company agreed to issue and sell (a) to the Investors, an aggregate of 26,227,668 shares of Series A Convertible Participating Preferred Stock, par value $0.01 per share, of the Company (the "SERIES A PREFERRED STOCK") and (b) to Beacon, the Beacon Warrant (as hereinafter defined);

         WHEREAS, pursuant to that certain Stock and Warrant Purchase Agreement dated on or about June 15, 2004 (the "Common Stock Purchase Agreement"), the Company has agreed to issue and sell to certain investors that are a party thereto (collectively, the "Common Stock Holders") an aggregate of 7,662,835 shares of Common Stock (the "Common Shares"), and (b) warrants to purchase an aggregate of 2,298,851 shares of Common Stock at an exercise price of $3.335 per share, subject to adjustment (collectively, the "Common Stock Warrants"); and to enter into a registration rights agreement with the Common Stock Investors pursuant to which the Company will grant the Common Stock Investors certain registration rights with respect to the Common Shares and the shares of Common Stock issuable upon exercise of the Common Stock Warrants (the "Common Stock Registration Rights Agreement"); and

         WHEREAS, the Company has agreed to enter into the Common Stock Registration Rights Agreement and to amend and restate the Existing Registration Rights

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Agreement as provided herein as a condition to the consummation of the transactions contemplated by the Common Stock Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         1.1 DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "AFFILIATE" means any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

         "AGREEMENT" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

         "APPROVED UNDERWRITER" has the meaning set forth in Section 4.6.

         "BEACON WARRANT" has the meaning set forth in the Purchase Agreement.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

         "CHARTER DOCUMENTS" means the Certificate of Incorporation and the By-laws of the Company.

         "CLOSING DATE" has the meaning set forth in the Purchase Agreement.

         "COMMISSION" means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

         "Common Shares" has the meaning set forth in the preamble to this Agreement and shall also include any transferee thereof.

         "COMMON STOCK" means the Common Stock, par value $0.01 per share, of the Company and any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.

         "COMMON STOCK EQUIVALENTS" means any security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable into or for shares of Common Stock, including, without limitation, the Series A Preferred Stock

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and any option, warrant or other subscription or purchase right with respect to
Common Stock or any Common Stock Equivalent.

         "COMMON STOCK HOLDERS" has the meaning set forth in the recitals to this Agreement.

         "COMMON STOCK WARRANTS" has the meaning set forth in the recitals to this Agreement.

         "COMMON STOCK PURCHASE AGREEMENT" has the meaning set forth in the recitals to this Agreement.

         "COMMON STOCK REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in the recitals to this Agreement.

         "COMPANY" has the meaning set forth in the preamble to this Agreement.

         "COMPANY UNDERWRITER" has the meaning set forth in Section 5.1.

         "DEMAND REGISTRATION" has the meaning set forth in Section 4.1.

         "DESIGNATED HOLDER" means the Investors and any transferee of the Investors to whom Registrable Securities have been transferred in accordance with Section 10.5 of this Agreement, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor rule thereto), but in each case solely for so long as such Investor or transferee continues to be a holder of Registrable Securities.

         "EFFECTIVENESS PERIOD" means the period commencing with the date of this Agreement and ending on the date that all Registrable Securities have ceased to be Registrable Securities.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         "EXISTING REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in the recitals to this Agreement.

         "HOLDERS' COUNSEL" has the meaning set forth in Section 7.1(a).

         "INCIDENTAL REGISTRATION" has the meaning set forth in Section 5.1.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 8.3.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 8.3.

         "INITIATING HOLDERS" has the meaning set forth in Section 4.1.

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         "INSPECTOR" has the meaning set forth in Section 7.1(h).

         "INVESTORS" has the meaning set forth in the preamble to this Agreement and shall also include any transferee thereof.

         "KNOWLEDGE" has the meaning set forth in the Purchase Agreement.

         "LIABILITY" has the meaning set forth in Section 8.1.

         "NASD" means the National Association of Securities Dealers, Inc.

         "PERSON" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "PURCHASE AGREEMENT" has the meaning set forth in the recitals to this Agreement.

         "RECORDS" has the meaning set forth in Section 7.1(h).

         "REGISTRABLE COMMON SHARES" has the meaning set forth in the Common Stock Registration Rights Agreement.

         "REGISTRABLE SECURITIES" means, subject to Section 2.2 below, the shares of Common Stock to be issued upon (a) the conversion of the Series A Preferred Stock and (b) the exercise of the Beacon Warrant.

         "REGISTRABLE SHARES" has the meaning set forth in the Series D Purchase Agreement.

         "REGISTRATION EXPENSES" has the meaning set forth in Section 7.4.

         "REGISTRATION STATEMENT" means a Registration Statement filed pursuant to the Securities Act.

         "S-3 INITIATING HOLDERS" has the meaning set forth in Section 6.1.

         "S-3 REGISTRATION" has the meaning set forth in Section 6.1.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "SERIES A PREFERRED STOCK" has the meaning set forth in the recitals to this Agreement.

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         "SERIES D PURCHASE AGREEMENT" means that certain Series D Preferred
Stock Purchase Agreement, dated as of December 28, 1999, by and among the Company and the parties thereto.

         "SHELF REGISTRATION STATEMENT" has the meaning set forth in Section
3.1.

         "STOCKHOLDERS" has the meaning set forth in the Series D Purchase Agreement.

         "VALID BUSINESS REASON" has the meaning set forth in Section 4.1.


                                   ARTICLE II

                  GENERAL; SECURITIES SUBJECT TO THIS AGREEMENT

         2.1 GRANT OF RIGHTS. The Company hereby grants registration rights to the Designated Holders upon the terms and conditions set forth in this Agreement.

         2.2 REGISTRABLE SECURITIES. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of the Registrable Securities owned by a Designated Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Designated Holder, each in their reasonable judgment (it being agreed that Testa, Hurwitz & Thibeault, LLP shall be satisfactory)pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act or (iii) such Registrable Securities have been sold to the public pursuant to Rule 144 under the Securities Act.

         2.3 HOLDERS OF REGISTRABLE SECURITIES. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.

                                   ARTICLE III

                          SHELF REGISTRATION STATEMENT

         3.1 SHELF REGISTRATION STATEMENT. On July 30, 2003 a shelf registration statement pursuant to Rule 415 of the Securities Act (the "SHELF REGISTRATION STATEMENT")

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on Form S-3 covering the resale, from time to time, of all of the Registrable
Securities held by the Investors was declared effective by the Commission.

         3.2 EFFECTIVE SHELF REGISTRATION STATEMENT. The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act, subject to the provisions of
Section 7.3, until the earlier of (i) the second anniversary of the effective date of the Shelf Registration Statement or (ii) such time as the Company delivers an opinion of counsel that each Designated Holder may sell in the open market in a single transaction all Registrable Securities then held by each such Designated Holder pursuant to Rule 144) of the Securities Act (or any similar provision then in force), or (iii) all Registrable Securities covered by such Shelf Registration Statement have been sold.


                                   ARTICLE IV

                               DEMAND REGISTRATION

         4.1 REQUEST FOR DEMAND REGISTRATION. At any time after the date hereof that the Shelf Registration Statement is not effective, any Investor or group of Investors holding at least 10% of the Registrable Securities held by all of the Investors (the "INITIATING HOLDERS") may make a written request to the Company to register, and the Company shall use its best efforts to register, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8 or any successor thereto) (a "DEMAND REGISTRATION"), the number of Registrable Securities stated in such request; PROVIDED, HOWEVER, that (i) the reasonably anticipated aggregate price to the public of all Registrable Securities required to be included in such public offering shall exceed $4,000,000 and (ii) the Company shall not be obligated to effect more than three such Demand Registrations for the Investors. For purposes of the preceding sentence, two or more Registration Statements filed in response to one demand shall be counted as one Demand Registration. If the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company (a "VALID BUSINESS REASON"), the Company may (x) postpone filing a Registration Statement relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than ninety (90) days, and (y) in case a Registration Statement has been filed relating to a Demand Registration, the Company, upon the approval of a majority of the Board of Directors, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing due to a Valid Business Reason under this Section
4.1 or Section 6.3 more than once in any twelve (12) month period. Each request for a Demand Registration by the Initiating Holders shall state the amount

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of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

         4.2 INCIDENTAL OR "PIGGY-BACK" RIGHTS WITH RESPECT TO A DEMAND REGISTRATION. Each of the Designated Holders (other than Initiating Holders which have requested a registration under Section 4.1) may offer its or his Registrable Securities under any Demand Registration pursuant to this Section
4.2. Within five (5) Business Days after the receipt of a request for a Demand Registration from an Initiating Holder, the Company shall (i) give written notice thereof to all of the Designated Holders (other than Initiating Holders which have requested a registration under Section 4.1) and to all of the Common Stock Holders, if then required to do so pursuant to Section 3(a) of the Common Stock Registration Rights Agreement, (ii) subject to Section 4.5, include in such registration all of the Registrable Securities held by such Designated Holders from whom the Company has received a written request for inclusion therein within ten (10) Business Days of the receipt by such Designated Holders of such written notice referred to in clause (i) above and all Registrable Common Shares held by such Common Stock Holders from whom the Company has received a written request for inclusion therein within 10 Business Days of the receipt by such Common Stock Holders of the written notice required pursuant to
Section 3(a) of the Common Stock Registration Rights Agreement. Each such request by such Designated Holders shall specify the number of Registrable Securities proposed to be registered. The failure of any Designated Holder to respond within such 10-Business Day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Holder's rights under this
Article IV with respect to such Demand Registration. Any Designated Holder may waive its rights under this Article IV prior to the expiration of such 10-Business Day period by giving written notice to the Company, with a copy to the Initiating Holders.

         4.3 EFFECTIVE DEMAND REGISTRATION. The Company shall use its reasonable best efforts to cause any such Demand Registration to become and remain effective not later than seventy-five (75) days after it receives a request under Section 4.1 hereof. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) 180 days; PROVIDED, HOWEVER, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holder.

         4.4 EXPENSES. The Company shall pay all Registration Expenses in connection with a Demand Registration, whether or not such Demand Registration becomes effective.

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         4.5      UNDERWRITING PROCEDURES. If the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders so elect, the Company shall use its reasonable best efforts to cause such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 4.6. In connection with any Demand Registration under this Article IV involving an underwritten offering, none of the Registrable Securities held by any Designated Holder making a request for inclusion of such Registrable Securities pursuant to
Section 4.2 hereof shall be included in such underwritten offering unless such Designated Holder accepts the terms of the offering as agreed upon by the Company, the Initiating Holders and the Approved Underwriter, and then only in such quantity as will not, in the opinion of the Approved Underwriter, jeopardize the success of such offering by the Initiating Holders. If the Approved Underwriter advises the Company that the aggregate amount of such Registrable Securities and Registrable Common Shares, if any, offered for the account of the Common Stock Holders pursuant to Section 3(a) of the Common Stock Registration Rights Agreement requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration, to the extent of the amount that the Approved Underwriter believes may be sold without causing such material adverse effect, FIRST, such number of Registrable Securities of the Initiating Holders and any Designated Holder participating in the offering pursuant to this Article IV and such number of Registrable Common Shares, if any, offered for the account of the Common Stock Holders pursuant to Section 3(a) of the Common Stock Registration Rights Agreement, which Registrable Securities and Registrable Common Shares shall be allocated PRO RATA among such Initiating Holders, the Designated Holders and the Common Stock Holders, based on the number of Registrable Securities or Registrable Common Shares, as the case may be, requested to be included in such offering by each such Initiating Holder, Designated Holder or Common Stock Holder, as the case may be, SECOND, any other securities of the Company requested by holders thereof to be included in such registration, which such securities shall be allocated PRO RATA among such stockholders, based on the number of the Company's securities requested to be included in such offering by each such stockholder, and THIRD, securities offered by the Company for its own account. In addition, the Company shall not be required to file any registration statement pursuant to this Article IV within ninety (90) days after the effective date of any other Registration Statement of the Company if (i) the Registration Statement was not for the account of the Designated Holders but the Designated Holders had the opportunity to include all of the Registrable Securities they requested to include in such registration pursuant to Article V or (ii) the Registration Statement was filed pursuant to Article VI or this Article IV.

         4.6 SELECTION OF UNDERWRITERS. If any Demand Registration or S-3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Initiating Holders or S-3 Initiating Holders, as the case may be, holding a majority of the Registrable Securities held by all of the Initiating Holders or S-3 Initiating Holders, as the case may be, shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the


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"APPROVED UNDERWRITER"); PROVIDED, HOWEVER, that the Approved Underwriter shall, in any case, also be approved by the Company.


                                   ARTICLE V

                     INCIDENTAL OR "PIGGY-BACK" REGISTRATION

         5.1 REQUEST FOR INCIDENTAL REGISTRATION. At any time after the date hereof, if the Shelf Registration Statement is not effective and the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto, any Registration Statement filed pursuant to subsection 8(c) of the Series D Purchase Agreement, or the shelf registration statement to be filed on behalf of the Common Stock Holders pursuant to Section 2(a) of the Common Stock Registration Rights Agreement) or for the account of any stockholder of the Company other than any Designated Holders, then the Company shall give written notice of such proposed filing to each of the Designated Holders at least twenty
(20) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request (an "INCIDENTAL REGISTRATION"). The Company shall use its reasonable best efforts (within twenty (20) days of the notice by the Designated Holders provided for below in this sentence) to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the "COMPANY UNDERWRITER") to permit each of the Designated Holders who have requested the Company in writing within ten (10) Business Days of the giving of the notice by the Company to participate in the Incidental Registration to include its, his or her Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the account of such other stockholder, as the case may be, included therein. In connection with any Incidental Registration under this Section 5.1 involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter. If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included would materially adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such adverse effect, first, all of the securities to be offered for the account of the Company, SECOND, the Registrable Securities to be offered for the account of the Designated Holders pursuant to this Article V, the Registrable Shares to be offered for the account of the Stockholders pursuant to Section 8(d) of the Series D Purchase Agreement, and the Registrable Common Shares to be offered for the account of the Common Stock Holders pursuant to Section 3(a) of the Common Stock Registration Rights Agreement, as a group, which Registrable Securities, Registrable Shares and Registrable Common Shares shall be allocated PRO RATA among such Designated Holders, the Stockholders and the Common Stock Holders based on the number of Registrable Securities, Registrable Shares or Registrable Common Shares, as the case may be,

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requested to be included in such offering by each such Designated Holder,
Stockholder or Common Stock Holder, and THIRD, other securities requested to be included in such offering.

         5.2 RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under Section
5.1 prior to the effectiveness of such registration whether or not any Designated Holder has elected to include Registrable Securities in such registration.

         5.3 EXPENSES. The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Article V, whether or not such Incidental Registration becomes effective.


                                   ARTICLE VI

                              FORM S-3 REGISTRATION

         6.1 REQUEST FOR A FORM S-3 REGISTRATION. At any time after the date hereof that the Shelf Registration Statement is not effective, in the event that the Company shall receive from one or more Investors (the "S-3 INITIATING HOLDERS") a written request that the Company register, under the Securities Act on Form S-3 (or any successor form then in effect) (an "S-3 REGISTRATION"), all or a portion of the Registrable Securities owned by such S-3 Initiating Holders, the Company shall give written notice of such request to all of the Designated Holders (other than the S-3 Initiating Holders who have requested an S-3 Registration under this Section 6.1) and to all of the Common Stock Holders, if then required to do pursuant to Section 3(a) of the Common Stock Registration Rights Agreement, as far in advance as practicable (but not less than ten (10) Business Days) before the anticipated filing date of such Form S-3, and such notice shall describe the proposed registration and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request in writing to the Company and offer such Common Stock Holders the opportunity to register the number of Registrable Common Shares as such Common Stock Holder may request in writing to the Company, given within ten (10) days after their receipt from the Company of the written notice of such registration. If requested by the S-3 Initiating Holders such S-3 Registration shall be for an offering on a continuous basis pursuant to Rule 415, under the Securities Act. With respect to each S-3 Registration, the Company shall, subject to Section 6.2, (i) include in such offering the Registrable Securities of the S-3 Initiating Holders and the Designated Holders and the Registrable Common Shares of the Common Stock Holders who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the S-3 Initiating Holders included therein and
(ii) use its reasonable best efforts to cause such registration pursuant to this
Section 6.1 to become and remain effective as soon as practicable, but in any event not later than forty-five (45) days after it receives a request therefor. The Company's obligations in this Article VI with respect to each requested S-3 Registration are subject to the conditions that (i) the reasonably anticipated aggregate price to the public of the Registrable Securities requested for inclusion in such S-3

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Registration shall equal or exceed $1,000,000 and (ii) the Company is a registrant entitled to use Form S-3 or a successor thereto to register the securities.

         6.2 FORM S-3 UNDERWRITING PROCEDURES. If the S-3 Initiating Holders holding a majority of the Registrable Securities held by all of the S-3 Initiating Holders so elect, the Company shall use its reasonable best efforts to cause such S-3 Registration pursuant to this Article VI to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 4.6. In connection with any S-3 Registration under Section 6.1 involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, the Approved Underwriter and the S-3 Initiating Holders, and then only in such quantity as such underwriter believes will not jeopardize the success of such offering by the S-3 Initiating Holders. If the Approved Underwriter believes that the registration of all or part of the Registrable Securities which the S-3 Initiating Holders and the other Designated Holders have requested to be included and the Registrable Common Shares, if any, offered for the account of the Common Stock Holders pursuant to Section 3(a) of the Common Stock Registration Rights Agreement would materially adversely affect the success of such public offering, then the Company shall be required to include in the underwritten offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such adverse effect, FIRST, such number of Registrable Securities of the S-3 Initiating Holders and any other Designated Holders participating in the offering pursuant to this Article VI, and such number of Registrable Common Shares, if any, offered for the account of the Common Stock Holders pursuant to
Section 3(a) of the Common Stock Registration Rights Agreement which Registrable Securities and Registrable Common Shares shall be allocated PRO RATA among such S-3 Initiating Holders, such other Designated Holders and the Common Stock Holders, based on the number of Registrable Securities or Registrable Common Shares, as the case may be, requested to be included in such offering by each such S-3 Initiating Holder, the Designated Holder and the Common Stock Holders, SECOND, securities offered by the Company for its own account, and THIRD, any other securities of the Company requested by holders thereof to be included in such registration, which such securities shall be allocated PRO RATA among such stockholders, based on the number of the Company's securities requested to be included in such offering by each such stockholder.

         6.3 LIMITATIONS ON FORM S-3 REGISTRATIONS. If the Board of Directors, has a Valid Business Reason, the Company may (x) postpone filing a Registration Statement relating to a S-3 Registration until such Valid Business Reason no longer exists, but in no event for more than ninety (90) days, and (y) in case a Registration Statement has been filed relating to a S-3 Registration, the Company, upon the approval of a majority of the Board of Directors, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement (so long as the Designated Holders shall have the rights set forth in this Article VI within ninety (90) days of any such event). The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing due to a Valid Business Reason under this
Section 6.3 or Section 4.1 more than once in any twelve (12) month period. In addition, the Company shall not be required to effect any registration pursuant to Section 6.1 within ninety (90) days after the effective date of any other Registration Statement of the Company if (i) the Registration Statement was not for the account of the Designated Holders but the Designated Holders had the opportunity to include at least two-thirds of the Registrable Securities they requested to include in such registration pursuant to Article V or (ii) the Registration Statement was filed pursuant to Article IV or this Article VI.

         6.4 NO LIMITATION OF SHELF REGISTRATION RIGHT. No registration requested by any of the S-3 Initiating Holders pursuant to this Article VI shall be deemed to limit the rights of the Designated Holder set forth in Article III.

         6.5 NO DEMAND REGISTRATION. No registration requested by any S-3 Initiating Holders pursuant to this Article VI shall be deemed a Demand Registration pursuant to Article IV.

         6.6 EXPENSES. The Company shall bear all Registration Expenses in connection with any S-3 Registration pursuant to this Article VI, whether or not such S-3 Registration becomes effective.


                                  ARTICLE VII

                             REGISTRATION PROCEDURES

         7.1 OBLIGATIONS OF THE COMPANY. Whenever registration of Registrable Securities has been requested pursuant to Article III, Article IV,
Article V or Article VI of this Agreement, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

                  (a) prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and use all reasonable best efforts to cause such Registration Statement to become effective; PROVIDED, HOWEVER, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide a single counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration ("HOLDERS' COUNSEL") with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, subject to such documents being under the Company's control, and (y) the

Company shall notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and use all reasonable efforts to prevent the entry of such stop order or to remove it if entered;

                  (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be reasonably necessary to keep such Registration Statement effective for the period specified in such Article, or if not so specified, the lesser of (x) 180 days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold (PROVIDED, that if the S-3 Initiating Holders have requested that an S-3 Registration be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act, then the Company shall keep such Registration Statement effective until the earliest of (i) the second anniversary of the effective date of such Registration Statement, (ii) such time as the Company delivers an opinion of counsel that each Designated Holder having Registrable Securities covered by such Registration Statement may sell in the open market in a single transaction all Registrable Securities then held by each such Designated Holder pursuant to Rule 144 of the Securities Act (or any similar provision then in force), or (iii) all Registrable Securities covered by such Registration Statement have been sold) and shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

                  (c) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 under the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (d) register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller of Registrable Securities may reasonably request, and continue such registration or qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller reasonably requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; PROVIDED, HOWEVER, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7.1(d), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

                  (e) notify each seller of Registrable Securities: (i) when a prospectus, any prospectus supplement, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the Commission, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; (v) of the existence of any fact or happening of any event of which the Company has Knowledge which makes any statement of a material fact in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement or prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) determination by counsel of the Company that a post-effective amendment to a Registration Statement is advisable.

                  (f) upon the occurrence of any event contemplated by Section 7.1(e)(v), as promptly as practicable, prepare a supplement or amendment to such Registration Statement or related prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such Registration Statement or prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (g) enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Article IV, Article V or
Article VI, as the case may be) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in "road shows" and other information meetings organized by the Approved Underwriter or Company Underwriter, if applicable;

                  (h) make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "INSPECTOR" and collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Notwithstanding the foregoing, Records and other information that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors or used for any purpose other than as necessary or appropriate for the purpose of such inspection (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company's judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                  (i) if such sale is pursuant to an underwritten offering, obtain "comfort" letters dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "comfort" letters as Holders' Counsel or the managing underwriter reasonably requests;

                  (j) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

                  (k) comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the

Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (l) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed; PROVIDED, that the applicable listing requirements are satisfied;

                  (m) keep Holders' Counsel advised in writing as to the initiation and progress of any registration under Article III, Article IV,
Article V or Article VI hereunder; PROVIDED, that the Company shall provide Holders' Counsel with all correspondence with the Commission in connection with any Registration Statement filed hereunder to the extent that such Registration Statement has not been declared effective on or prior to the date required hereunder;

                  (n) provide reasonable cooperation to each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

                  (o) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

         7.2 SELLER INFORMATION. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing. The furnishing of such information shall be a condition to the inclusion of the seller's shares in such registration.

         7.3 NOTICE TO DISCONTINUE. Each Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7.1(e)(v), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 7.1(f) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Designated Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 7.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 7.1(e)(v) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by, and meeting the requirements of, Section 7.1(f).

         7.4 REGISTRATION EXPENSES. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) Commission, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with "blue sky" qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any "cold comfort" letters or any special audits incident to or required by any registration or qualification) and any legal fees, charges and expenses incurred, in the case of a Demand Registration or an S-3 Registration, by the Initiating Holders or the S-3 Initiating Holders, as the case may be, but solely with respect to a single counsel for all such Initiating Holders and S-3 Initiating Holders and (v) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration or piggy-back registration thereon, Incidental Registration or S-3 Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective. All of the expenses described in the preceding sentence of this Section 7.4 are referred to herein as "REGISTRATION EXPENSES." The Designated Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker's commission or underwriter's discount or commission relating to registration and sale of such Designated Holders' Registrable Securities and, subject to clause (iv) above, shall bear the fees and expenses of their own counsel.


                                  ARTICLE VIII

                          INDEMNIFICATION; CONTRIBUTION

         8.1 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Designated Holder, its general or limited partners, members, directors, officers, Affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) any of the foregoing from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (each, a "LIABILITY" and collectively, "LIABILITIES"), (i) arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary, final or summary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or (ii) arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, except insofar as such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning such Designated Holder furnished in writing to the Company by such Designated Holder specifically for use therein; provided, however, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Person from whom the person asserting such losses, claims, damages, liabilities, expenses and judgments purchased securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the prospectus and a copy of the prospectus shall not have been furnished to such person in a timely manner due to the wrongful action or wrongful inaction of such Indemnified Person, whether as a result of negligence or otherwise. The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

         8.2 INDEMNIFICATION BY DESIGNATED HOLDERS. In connection with any Registration Statement in which a Designated Holder is participating pursuant to
Article III, Article IV, Article V or Article VI hereof, each such Designated Holder shall promptly furnish to the Company in writing such information with respect to such Designated Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Holder not materially misleading or necessary to cause such Registration Statement or prospectus not to omit a material fact with respect to such Designated Holder necessary in order to make the statements therein not misleading. Each Designated Holder agrees to indemnify and hold harmless the Company, its directors, officers, Affiliates, any underwriter retained by the Company and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder specifically for use in such Registration Statement or preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing; PROVIDED, HOWEVER, that the total amount to be indemnified by such Designated Holder pursuant to this Section 8.2 shall be limited to the net proceeds (after deducting the underwriters' discounts and commissions) received by such Designated Holder in the offering to which the Registration Statement or prospectus relates.

         8.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder (the "INDEMNIFIED PARTY") agrees to give prompt written notice to the indemnifying party (the "INDEMNIFYING Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; PROVIDED, HOWEVER, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or
(iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

         8.4      CONTRIBUTION. (a) If the indemnification provided for in this
Article VIII from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8.1 and 8.2, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; PROVIDED, that the total amount to be contributed by such Designated Holder shall be limited to the net proceeds (after deducting the underwriters' discounts and commissions) received by such Designated Holder in the offering.

         (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 8.4(a). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


                                   ARTICLE IX

                                    COVENANTS

         9.1 RULE 144. The Company covenants that from and after the date hereof it shall (a) file any reports required to be filed by it under the Exchange Act and (b) take such further action as each Designated Holder may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or Regulation S under the Securities Act or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Designated Holder, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

         9.2 LIMITATIONS ON REGISTRATION RIGHTS. Except as expressly set forth herein, no person (including holders of Registrable Shares) shall, without the prior written consent of Investors holding at least a majority of the Registrable Securities, be permitted to include securities of the Company in any registration filed under Article III, Article IV or Article VI hereto.


                                   ARTICLE X

                                  MISCELLANEOUS

         10.1 RECAPITALIZATIONS, EXCHANGES, ETC. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Common Stock and the Common Stock Equivalents, (ii) any and all shares of voting common stock of the Company into which the shares of Common Stock or Common Stock Equivalents are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock or Common Stock Equivalents and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The

Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

         10.2 NO INCONSISTENT AGREEMENTS. The Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Designated Holders herein. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement, except with the prior written consent of holders of a majority of the Registrable Securities.

         10.3 REMEDIES. The Designated Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

         10.4 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in the manner provided for under the Purchase Agreement.

         10.5 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The rights of the Designated Holders contained in this Agreement shall be automatically transferred to the transferee of any Registrable Security, PROVIDED, that such transferee agrees to become a party to this Agreement and be fully bound by, and subject to, all of the terms and conditions of the Agreement as though an original party hereto. All of the obligations of the Company hereunder shall survive any such transfer. Except as provided in Article VIII, no Person other than the parties hereto and their successors and permitted assigns are intended to be a beneficiary of this Agreement.

         10.6 AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company and (ii) the Investors holding a majority of the Registrable Securities held by all of the Investors; PROVIDED, that if any such amendment, modification, supplement, waiver, consent or departure would adversely affect the rights, preferences or privileges of any Investor disproportionately with respect to the rights, preferences and privileges of the other Investors, such Investor's consent in writing shall be required.

         10.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The parties hereto confirm that any facsimile copy of another party's executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

         10.8 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         10.9 GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The parties hereto irrevocably submit to the non-exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement or the affairs of the Company. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         10.10 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         10.11 RULES OF CONSTRUCTION. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

         10.12 ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

         10.13 FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

         10.14 OTHER AGREEMENTS. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Charter Documents and the Purchase Agreement.

         10.15 TERMINATION. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for liabilities or obligations under Section 7.4 or Article VIII, all of which shall remain in effect in accordance with their terms.


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                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amended and Restated Registration Rights Agreement on the date first written above.


                                        EVERGREEN SOLAR, INC.


                                        By: /s/
                                            --------------------------------
                                            Name:
                                            Title:







                [Signature Page - Registration Rights Agreement]